Exhibit 99.1

The Washington Post Company Offers

Newsweek for Sale

WASHINGTON—May 5, 2010—The Washington Post Company (NYSE: WPO) announced today that it has retained Allen & Company to explore the possible sale of Newsweek magazine. The newsweekly was launched in 1933 and purchased by The Washington Post Company in 1961. Newsweek is an internationally known and respected publication, providing unique news, commentary and insight into political and social developments in the United States and around the world.

“The losses at Newsweek in 2007-2009 are a matter of record. Despite heroic efforts on the part of Newsweek’s management and staff, we expect it to still lose money in 2010. We are exploring all options to fix that problem,” said Donald E. Graham, chairman of The Washington Post Company. “Newsweek is a lively, important magazine and website, and in the current climate, it might be a better fit elsewhere.”

About The Washington Post Company (www.washpostco.com)

The Washington Post Company (NYSE: WPO) is a diversified education and media company whose principal operations include educational services, newspaper and magazine print and online publishing, television broadcasting and cable television systems.

Forward-Looking Statements

This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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Contact: Rima Calderon

calderonr@washpost.com

(202) 334-6617